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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
HotJobs.com, Ltd.:

We consent to incorporation by reference in the registration statement on Amendment No. 1 to Form S-3 (Registration No. 333-44990) of HotJobs.com, Ltd. of our report dated February 7, 2000, relating to the consolidated balance sheets of HotJobs.com, Ltd. and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 1999 and 1998 and for the period from February 20, 1997 (inception) to December 31, 1997, which report appears in the December 31, 1999 Annual Report on Form 10-K of HotJobs.com, Ltd., and our report dated May 26, 2000, relating to the consolidated balance sheets of Resumix, Inc. and subsidiaries as of December 31, 1998 and 1999, and the related consolidated statements of operations and comprehensive income (loss), shareholders' (deficit) equity, and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the Current Report on Form 8-K/A of HotJobs.com, Ltd. dated July 24, 2000, and to the reference to our firm under the heading "Experts" in the registration statement.

                                                /s/ KPMG LLP


New York, New York
September 11, 2000